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                                                                Exhibit 99.1
                               ROYCE LABORATORIES, INC.
                                         PROXY

   SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL SHAREHOLDERS MEETING
                           TO BE HELD _____________, 1997

        The undersigned appoint (a) Patrick J. McEnany and Robert E. Band, and each of them, with the full power of substitution, as the proxy of the undersigned to attend and vote and the Special Meeting of Shareholders of Royce Laboratories, Inc. ("Royce") to be held at ____________________, Florida on _________________, 1997 at _________ Miami time and any adjournment of that meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, and any and all other business that may come before the meeting, except as otherwise indicated below.

        Shareholders: Check the applicable box and complete this form if you desire to instruct the proxy holder(s) regarding the voting of your shares with respect to the following:

        1. To approve and adopt the Agreement and Plan of Merger dated as of December 24, 1996 (the "Merger Agreement") by and among Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), Dolphins Acquisition Corp., a Florida corporation and the wholly-owned subsidiary of Watson ("Watson Sub"), and Royce and to approve the Merger (the "Merger") of Watson Sub with Royce pursuant to the Merger Agreement.

           FOR                  AGAINST                   ABSTAIN

           [ ]                    [ ]                       [ ]

        2. To transact such other business as may properly come before the meeting.
           FOR                  AGAINST                   ABSTAIN

           [ ]                    [ ]                       [ ]

        The Company's Board of Directors recommends that you vote FOR the foregoing proposals.

ANY SHAREHOLDER COMPLETING THIS PROXY THAT FAILS TO CHECK ONE OF THE ABOVE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE VOTED HIS, HER OR ITS SHARES IN FAVOR OF SUCH PROPOSAL AT THE MEETING. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.


Date_____________, 1997

                                                ____________________________
                                                        Signature

                                                ____________________________
                                                Name(s) (typed or printed)
Number of Shares of
  Common Stock held:____________                ____________________________
                                                       Address(es)

        Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, the signatures of all such holders is required. A corporation should sign its full corporate name by a duly authorized officer stating such officer's title and official capacity, giving the full title as such. A partnership should sign in the partnerships name by a duly authorized person, stating such person's title and relationship.

        IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.